Exhibit 3.1 ( c )

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NDC AUTOMATION, INC.


     NDC Automation, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of NDC Automation, Inc., and resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended said Article shall be and read as follows:

             The name of the corporation is Transbotics Corporation.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was dully adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.



                                             By:  /s/ E. Thomas Watson
                                             ---------------------------
                                             E. Thomas Watson, Secretary

                                    Delaware
                                 The First State




I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NDC AUTOMATION, INC.", CHANGING ITS NAME FROM "NDC AUTOMATION, INC." TO "TRANSBOTICS CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 2002, AT 2:30 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.











                                /s/ Harriet Smith Windsor
                                -------------------------
                                Harriet Smith Windsor, Secretary of State